[AMENDED AND RESTATED AESOP I
                                                 Operating Lease Loan Agreement]

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                         dated as of September 15, 1998

                                      among

                               AESOP LEASING L.P.,
                                  as Borrower,

                                PV HOLDING CORP.,
                     as a Permitted Nominee of the Borrower,

                          QUARTX FLEET MANAGEMENT, INC.
                     as a Permitted Nominee of the Borrower,

                                       and

                            AESOP FUNDING II L.L.C.,
                                    as Lender

                           TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  CERTAIN DEFINITIONS                                                2

      SECTION 1.1.    Certain Definitions                                      2
      SECTION 1.2.    Accounting and Financial Determinations                  2
      SECTION 1.3.    Cross References; Headings                               3
      SECTION 1.4.    Interpretation                                           3

SECTION 2.  LOAN COMMITMENT OF THE LENDER                                      3

      SECTION 2.1.    Loan Commitment                                          3
      SECTION 2.2.    Certain Waivers                                          4
      SECTION 2.3.    Conditions                                               4
      SECTION 2.4.    Use of Proceeds                                          4

SECTION 3.  LOAN NOTE; LOAN PROCEDURE; RECORDKEEPING                           4

      SECTION 3.1.    Loan Note                                                4
      SECTION 3.2.    Loan Procedure                                           4
      SECTION 3.3.    Recordkeeping                                            5

SECTION 4.  INTEREST                                                           5

      SECTION 4.1.    Interest Rate on Loans                                   5
      SECTION 4.2.    Supplemental Interest                                    5
      SECTION 4.3.    Loan Interest Payment Dates                              6
      SECTION 4.4.    Setting of Rates                                         6
      SECTION 4.5.    Carrying Charges                                         6

SECTION 5.  REPAYMENT OF LOAN PRINCIPAL AMOUNT                                 6

      SECTION 5.1.    Mandatory Repayment of Monthly Loan Principal
                      Amount of Loans                                          6
      SECTION 5.2.    Voluntary Prepayments of Loan Principal Amount           8

SECTION 6.  MAKING OF PAYMENTS                                                 9

      SECTION 6.1.    Making of Payments                                       9
      SECTION 6.2.    Due Date Extension                                       9
      SECTION 6.3.    Application of Sale Proceeds                             9
      SECTION 6.4.    Payment Deficits                                        10

SECTION 7.  LOAN COLLATERAL SECURITY                                          10

      SECTION 7.1.    Grant of Security Interest                              10
      SECTION 7.2.    Certificates of Title                                   12
      SECTION 7.3.    Release of AESOP I Operating Lease Loan Collateral      12

      SECTION 7.4.  Change of Location or Name                                13
      SECTION 7.5.  Deliveries; Further Assurances                            14
      SECTION 7.6.  [RESERVED].                                               14
      SECTION 7.7.  [RESERVED].                                               14
      SECTION 7.8.  AESOP I Segregated Account                                14

SECTION 8.  REPRESENTATIONS AND WARRANTIES                                    15

      SECTION 8.1.   Organization; Ownership; Power; Qualification            15
      SECTION 8.2.   Authorization; Enforceability                            15
      SECTION 8.3.   Compliance                                               15
      SECTION 8.4.   [RESERVED]                                               16
      SECTION 8.5.   Litigation                                               16
      SECTION 8.6.   Liens                                                    16
      SECTION 8.7.   Employee Benefit Plans                                   16
      SECTION 8.8.   Investment Company Act                                   16
      SECTION 8.9.   Regulations T, U and X                                   17
      SECTION 8.10.  Proceeds                                                 17
      SECTION 8.11.  Business Locations; Trade Names                          17
      SECTION 8.12.  Taxes                                                    17
      SECTION 8.13.  Governmental Authorizations                              17
      SECTION 8.14.  Compliance with Laws                                     18
      SECTION 8.15.  Eligible Vehicles                                        18
      SECTION 8.16.  Manufacturer Programs                                    18
      SECTION 8.17.  Absence of Default                                       18
      SECTION 8.18.  No Security Interest; Title to Assets                    18
      SECTION 8.19.  Accuracy of Information                                  19

SECTION 9.  AFFIRMATIVE COVENANTS                                             19

      SECTION 9.1.   Existence; Foreign Qualification                         19
      SECTION 9.2.   Books, Records and Inspections                           20
      SECTION 9.3.   Insurance                                                20
      SECTION 9.4.   Manufacturer Programs                                    20
      SECTION 9.5.   Reporting Requirements                                   21
      SECTION 9.6.   Payment of Taxes; Removal of Liens                       22
      SECTION 9.7.   Business                                                 22
      SECTION 9.8.   Maintenance of the Vehicles                              22
      SECTION 9.9.   Maintenance of Separate Existence                        22
      SECTION 9.10.  Manufacturer Payments; Sales Proceeds                    26
      SECTION 9.11.  Maintenance of Properties                                26
      SECTION 9.12.  Verification of Title                                    26
      SECTION 9.13.  Legal Reserve Fund                                       27
      SECTION 9.14.  Delivery of Information                                  27
      SECTION 9.15.  Master Exchange Agreement                                27
      SECTION 9.16.  Vehicles                                                 27
      SECTION 9.17.  Assignments                                              27
      SECTION 9.18.  Notation of Liens                                        27
      SECTION 9.19.  [RESERVED].                                              28
      SECTION 9.20.  [RESERVED].                                              28

      SECTION 9.21.   [RESERVED]                                              28
      SECTION 9.22.   Non-Program Vehicle Report.                             28
      SECTION 9.23.   Sale of Non-Program Vehicles Returned to AESOP
                      Leasing                                                 28

SECTION 10.  NEGATIVE COVENANTS                                               29

      SECTION 10.1.   Liens.                                                  29
      SECTION 10.2.   Other Indebtedness                                      29
      SECTION 10.3.   Mergers, Consolidations                                 29
      SECTION 10.4.   Sales of Assets                                         29
      SECTION 10.5.   Acquisition of Assets                                   29
      SECTION 10.6.   Dividends, Officers' Compensation, etc                  29
      SECTION 10.7.   Organizational Documents                                29
      SECTION 10.8.   Investments                                             30
      SECTION 10.9.   Regulations T, U and X                                  30
      SECTION 10.10.  Other Agreements                                        30
      SECTION 10.11.  Use of Vehicles                                         30
      SECTION 10.12.  Use of Proceeds                                         30
      SECTION 10.13.  Limitations on the Acquisition or Redesignation
                      of Certain Vehicles                                     30
      SECTION 10.14.  Maximum Vehicle Age                                     30
      SECTION 10.15.  Transactions Pursuant to the Master Exchange
                      Agreement                                               31
      SECTION 10.16.  Master Exchange Agreement                               31

SECTION 11.  CONDITIONS                                                       31

      SECTION 11.1.   Initial Loans Pursuant to Amended and Restated
                      Agreement                                               31
      SECTION 11.2.   All Loans                                               33
      SECTION 11.3.   All Transactions Under Master Exchange Agreement        34

SECTION 12.  LOAN EVENTS OF DEFAULT AND THEIR EFFECT                          34

      SECTION 12.1.    AESOP I Operating Lease Loan Events of Default         34
      SECTION 12.1.1.  Non-Payment of Loans                                   34
      SECTION 12.1.2.  Non-Payment of Other Amounts                           35
      SECTION 12.1.3.  Bankruptcy, Insolvency, etc                            35
      SECTION 12.1.4.  Non-Compliance With Provisions                         35
      SECTION 12.1.5.  Warranties and Representations                         35
      SECTION 12.1.6.  Lease Events of Default                                35
      SECTION 12.1.7.  Loan Events of Default Under Other Loan Agreements     35
      SECTION 12.1.8.  Judgments                                              35
      SECTION 12.2.    Effect of AESOP I Operating Lease Loan Event of
                       Default or Liquidation Event of Default                36
      SECTION 12.3.    Rights of Trustee Upon Liquidation Event of
                       Default and Non-Performance of Certain Covenants       36
      SECTION 12.4.    Application of Proceeds                                37
      SECTION 12.5.    Additional Agreements of AESOP Leasing                 37

SECTION 13.  GENERAL                                                          38

      SECTION 13.1.   Waiver; Amendments                                      38
      SECTION 13.2.   Confirmations                                           38
      SECTION 13.3.   Notices                                                 38
      SECTION 13.4.   Taxes                                                   38
      SECTION 13.5.   Indemnification                                         39
      SECTION 13.6.   Bankruptcy Petition                                     39
      SECTION 13.7.   Submission to Jurisdiction                              40
      SECTION 13.8.   Governing Law                                           41
      SECTION 13.9.   Jury Trial                                              41
      SECTION 13.10.  Successors and Assigns                                  41
      SECTION 13.11.  Tax Treatment of Loans                                  42
      SECTION 13.12.  No Recourse                                             42
      SECTION 13.13.  Effect of Amendment                                     42

EXHIBITS AND SCHEDULES

EXHIBIT A         FORM OF LOAN NOTE
EXHIBIT B-1       FORM OF LOAN REQUEST
EXHIBIT B-2       FORM OF LOAN REQUEST RESPONSE
EXHIBIT C         FORM OF PAYMENT DEFICIT NOTICE
SCHEDULE 8.11     BUSINESS LOCATIONS, TRADE NAMES

                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

            THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of September 15, 1998 (the "Agreement"), is entered into among AESOP LEASING L.P., a Delaware limited partnership ("AESOP Leasing" or the "Borrower"), PV HOLDING CORP., a Delaware corporation ("PVHC"), as a Permitted Nominee of the Borrower, QUARTX FLEET MANAGEMENT, INC., a Delaware corporation ("Quartx"), as a Permitted Nominee of the Borrower, and AESOP FUNDING II L.L.C., a Delaware limited liability company ("AFC-II" or the "Lender").

            BACKGROUND

            AESOP Leasing purchases and finances Program Vehicles (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in Section 1.1) and Non-Program Vehicles that it leases to ARAC and certain other Eligible Rental Car Companies for use in their respective daily vehicle rental businesses pursuant to the AESOP I Operating Lease, and, pursuant to the Loan Agreement, dated as of July 30, 1997, among AESOP Leasing, PVHC, Quartx and the Lender, as amended by Amendment No. 1 thereto dated as of July 31, 1998 (the "Original Loan Agreement") AESOP Leasing obtained financing for such Vehicles from the Lender.

            AESOP Leasing has appointed PVHC pursuant to the PVHC/BONY Nominee Agreement and Quartx pursuant to the Quartx Nominee Agreement to act as nominee titleholders for the sole purpose of holding registered title to certain Vehicles acquired by AESOP Leasing.

            AESOP Leasing now wishes to amend and restate the Original Loan Agreement to permit it to engage, from time to time, in exchanges of property pursuant to Section 1031 of the Code, and, in furtherance thereof, to enter into a Master Exchange Agreement, of even date herewith, with Bank One, Texas, National Association, as Intermediary, and otherwise to take such actions in connection with such exchanges as are necessary and appropriate in order to comply with Section 1031 of the Code and the regulations thereunder.

            The Lender is willing to enter into this Amended and Restated Loan Agreement and to make Loans to AESOP Leasing on the terms and conditions set forth herein.

            The Lender will utilize the proceeds of one or more Series of Notes issued from time to time pursuant to the Indenture to make Loans to (i) AESOP Leasing hereunder, (ii) to AESOP Leasing under the AESOP I Finance Lease Loan Agreement and (iii) to AESOP Leasing II under the AESOP II Loan Agreement, in each case to the extent Vehicles eligible to be financed hereunder and thereunder are available for financing and, in certain other circumstances, to pay amortizing Notes. In addition, the Lender will utilize the proceeds of certain capital contributions from time to time to make Loans to AESOP Leasing hereunder to the extent Vehicles eligible to be financed hereunder are available for financing and, in certain other circumstances, to pay amortizing Notes. In connection with the foregoing, the Lender has assigned its rights hereunder and under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement to the Trustee to secure the Lender's obligations to the Secured Parties.

            Except as expressly provided herein otherwise with respect to Relinquished Vehicles and related Relinquished Vehicle Property, and with respect to Excluded Payments or any guaranty thereof, the Loans made to AESOP Leasing hereunder will be secured by all of the right, title and interest of AESOP Leasing, PVHC and Quartx in and to (a) the Vehicles leased under the AESOP I Operating Lease, (b) the Manufacturer Programs as they relate to such Vehicles that are Program Vehicles, (c) all monies due arising from the sale of such Vehicles that are Non-Program Vehicles, (d) all payments under insurance policies or warranties relating to such Vehicles, (e) all payments due from the Lessees and ARC under the AESOP I Operating Lease and (f) all proceeds of the foregoing.

            Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

            SECTION 1. CERTAIN DEFINITIONS.

            SECTION 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Schedule I to the Base Indenture, dated as of July 30, 1997 (such agreement as it has been and may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between AFC-II and Harris Trust and Savings Bank, as trustee (the "Trustee"), as in effect on the date hereof pursuant to Supplemental Indenture No. 2 and as such Schedule I may be further amended or modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

            SECTION 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto.

            SECTION 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

            SECTION 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

            (i) the singular includes the plural and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

            (iii) reference to any gender includes the other gender;

            (iv) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

            (v) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

            (vi) with respect to the determination of any period of time, "from" means "from and including" and "to" and "until" means "to but excluding".

            SECTION 2. LOAN COMMITMENT OF THE LENDER.

            SECTION 2.1. Loan Commitment. Subject to the terms and conditions of this Agreement, including Section 12.2, and further subject to the availability of funds to the Lender pursuant to the Indenture, the Lender agrees to make loans hereunder (the "Loans") to AESOP Leasing from time to time on or after the Initial Closing Date and prior to the Loan Commitment Termination Date; provided, that on any one date the Loan Principal Amount of all Loans made hereunder to AESOP Leasing shall not exceed the AESOP I Operating Lease Loan Agreement Borrowing Base. The foregoing commitment of the Lender is called the "Loan Commitment".

            SECTION 2.2. Certain Waivers. AESOP Leasing waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of its Liabilities and all other notices whatsoever to AESOP Leasing with respect to such Liabilities except notices required under Section 12.1. The obligations of AESOP

Leasing under this Agreement and the Loan Note shall not be affected by (i) the failure of the Trustee or the Lender or the holder of the Loan Note or any of AESOP Leasing's Liabilities to assert any claim or demand or to exercise or enforce any right, power or remedy against AESOP Leasing or the AESOP I Operating Lease Loan Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of AESOP Leasing's Liabilities or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the AESOP I Operating Lease Loan Collateral) securing payment and performance of any of AESOP Leasing's Liabilities or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of AESOP Leasing.

            SECTION 2.3. Conditions. The making of each Loan hereunder is subject to the satisfaction of the applicable conditions set forth in Section 11.

            SECTION 2.4. Use of Proceeds. AESOP Leasing shall apply the funds received by it pursuant to Section 2.1 hereof solely to purchase Eligible Vehicles that it will lease to ARAC and certain other Eligible Rental Car Companies pursuant to the AESOP I Operating Lease for use in their respective daily vehicle rental businesses.

            SECTION 3. LOAN NOTE; LOAN PROCEDURE; RECORDKEEPING.

            SECTION 3.1. Loan Note. The Loans made hereunder shall be evidenced by the promissory note issued by AESOP Leasing pursuant to the Original Loan Agreement (herein, as from time to time supplemented, extended or replaced, the "Loan Note"), a copy of which is attached as Exhibit A, dated as of the Initial Closing Date, payable to the order of the Lender and assigned to the Trustee pursuant to the Indenture.

            SECTION 3.2. Loan Procedure. AESOP Leasing shall deliver a Loan Request to the Lender no later than 4:00 p.m., New York City time, on a day that is not less than one, nor more than five, Business Days prior to the proposed Borrowing Date (which shall be a Business Day). Each Loan Request shall be irrevocable, and shall specify (i) the principal amount of the proposed Loan,
(ii) the Borrowing Date of the proposed Loan, (iii) a summary of the Vehicles being financed (including for Program Vehicles subject to the GM Repurchase Program, the Designated Period for each such Program Vehicle), (iv) whether each Vehicle is a Program Vehicle or a Non-Program Vehicle, (v) the VIN for each Vehicle to be financed, and (vi) the total Capitalized Cost thereof as of the Borrowing Date. The aggregate requested borrowings hereunder on any Business Day shall be for an initial aggregate principal amount that, together with the Loan Principal Amount of Loans outstanding hereunder and under the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement on such date, shall not exceed the principal amount of Notes outstanding on such date. On the terms and subject to the conditions of this Agreement, on or before 2:00 p.m., New York City time, on the Borrowing Date specified in the Loan Request, the Lender shall transfer same day or immediately available funds to AESOP Leasing's account specified in such Loan Request in the amount specified in such Loan Request. Each Loan Request made pursuant to this
Section 3.2 shall constitute AESOP Leasing's representation and warranty that all of the applicable conditions contained in Section 11 will, after giving effect to such Loan, be satisfied.

            SECTION 3.3. Recordkeeping. The Lender shall record in its records, or at its option on the schedule attached to the Loan Note, the date and principal amount of each Loan made hereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid Loan Principal Amount so recorded shall be rebuttable presumptive evidence of the Loan Principal Amount owing and unpaid on the Loan Note. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of AESOP Leasing hereunder or under the Loan Note to repay the Loan Principal Amount, together with all Loan Interest accruing thereon.

            SECTION 4. INTEREST.

            SECTION 4.1. Interest Rate on Loans. AESOP Leasing hereby promises to pay interest on the unpaid principal amount of each Loan made to it hereunder (the "Loan Interest"), for each Loan Interest Period commencing on the date such Loan is made to AESOP Leasing until such Loan is paid in full at a rate not less than the Lender's Carrying Cost Interest Rate for the applicable Loan Interest Period. The applicable rate of Loan Interest on each Loan shall be specified in a Loan Request Response provided by the Lender to AESOP Leasing on the date a Loan Request is delivered; provided that if the Lender's Carrying Cost Interest Rate for the applicable Loan Interest Period is higher than the rate of Loan Interest specified in the Loan Request Response, Loan Interest payable shall be determined using the higher rate.

            SECTION 4.2. Supplemental Interest. AESOP Leasing agrees to pay to the Lender, as an additional interest payment, an amount equal to the product of
(A) the applicable Loan Agreement's Share as of the beginning of each Loan Interest Period times (B) the sum of (i) the Supplemental Carrying Charges for such Loan Interest Period, minus (ii) any accrued earnings on Permitted Investments in the Collection Account which earnings are available for distribution on the last Business Day of such Loan Interest Period (the product of the amounts described in clauses (A) and (B) above, "Supplemental Interest").

            SECTION 4.3. Loan Interest Payment Dates. Accrued Loan Interest on each Loan made hereunder shall be payable on each Payment Date (with respect to the related Loan Interest Period), upon any prepayment and at maturity, commencing with the first of such dates to occur after the date such Loan is made. After maturity

(whether by acceleration or otherwise), all accrued Loan Interest and Supplemental Interest on all Loans made hereunder shall be payable on demand. Supplemental Interest in respect of each Loan Interest Period shall be payable on each Payment Date and upon any prepayment and at maturity. All calculations of Loan Interest and Supplemental Interest shall be based on a 360-day year and the actual number of days elapsed in the related Loan Interest Period.

            SECTION 4.4. Setting of Rates. The Lender's Carrying Cost Interest Rate and Supplemental Carrying Charges used hereunder to compute Loan Interest due on each Loan made hereunder on each Payment Date and the Supplemental Interest due on each Payment Date shall be calculated from time to time by the Lender in accordance with this Agreement (and written notice thereof shall be provided to AESOP Leasing not later than ten days prior to the applicable Payment Date). Such calculation shall be conclusive, absent demonstrable error.

            SECTION 4.5. Carrying Charges. AESOP Leasing agrees to pay to the Lender on each Payment Date an amount equal to the product of (A) the applicable Loan Agreement's Share as of such Payment Date times (B) all accrued and unpaid Carrying Charges that are accrued and unpaid as of each such Payment Date.

            SECTION 5. REPAYMENT OF LOAN PRINCIPAL AMOUNT.

            SECTION 5.1. Mandatory Repayment of Monthly Loan Principal Amount of Loans. On each Payment Date, AESOP Leasing shall pay to the Lender, as a repayment of the Loan Principal Amount, an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month times (B) the excess of (I) over (II), where:

            (I) is equal to the sum, without duplication, of (i) the accrued Depreciation Charges for the Related Month for all Vehicles
                  (a) leased under the AESOP I Operating Lease at any time during the Related Month or (b) described in clauses (iii),
                  (iv) or (v) of this Section 5.1, plus (ii) all upfront incentive payments paid by Manufacturers during the Related Month in respect of purchases of Non-Program Vehicles leased under the AESOP I Operating Lease, plus (iii) the aggregate Termination Values (each as of the date on which such Vehicle becomes an Ineligible Vehicle, a Casualty or is sold, as applicable) of all the Vehicles leased under the AESOP I Operating Lease at any time during such Related Month that, without double counting, while so leased either became Ineligible Vehicles, suffered a Casualty or were sold by or on behalf of AESOP Leasing (it being understood that AESOP Leasing has agreed to sell, or cause to be sold, Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person other than to a Manufacturer pursuant to a Manufacturer Program or to a third party pursuant to an auction conducted through a Guaranteed

                  Depreciation Program, in each case, during the Related Month, plus (iv) the aggregate Termination Values, each as of the applicable Turnback Date, of all Program Vehicles leased under the AESOP I Operating Lease that while so leased were returned to a Manufacturer pursuant to a Manufacturer Program with respect to which either (x) the Repurchase Price has been paid by such Manufacturer and/or the related auction dealers during the Related Month or (y) a Manufacturer Event of Default has occurred, plus (v) the aggregate Termination Values, each as of the applicable Turnback Date, of all Relinquished Vehicles as to which the amounts payable by the relevant Manufacturer pursuant to its Manufacturer Program shall have become Reconveyed Receivables and with respect to which either (x) the Repurchase Price has been paid by such Manufacturer during the Related Month or (y) a Manufacturer Event of Default has occurred plus (vi) an amount equal to the aggregate of the amounts receivable by the Intermediary from a Manufacturer with respect to which a Manufacturer Event of Default has occurred during the Related Month included in the Relinquished Vehicle Borrowing Base Component plus (vii) the amount, if any, on the last day of the Related Month by which the Relinquished Vehicle Borrowing Base Component exceeded $125,000,000 plus (viii) the amount, if any, on the last day of the Related Month by which the Post-Identification Period Component exceeded $25,000,000 plus (ix) with respect to (A) each Group of Relinquished Vehicles the last Replacement Vehicle with respect to which has been received by AESOP Leasing and the Identification Period with respect to which has ended during the Related Month and (B) each Group of Relinquished Vehicles the Post-Identification Period Termination Date for which has occurred during the Related Month, the excess, if any, of the aggregate Termination Values, each as of the applicable Turnback Date, of all of the Relinquished Vehicles in such Group of Relinquished Vehicles (excluding any such Relinquished Vehicles as to which the amounts payable by the relevant Manufacturer pursuant to its Manufacturer Program shall have become Reconveyed Receivables), over the aggregate amount, if any, withdrawn from the AESOP Trust Account for such Group of Relinquished Vehicles by the Intermediary to pay the purchase price of Replacement Vehicles for such Group of Relinquished Vehicles; and

            (II) is equal to the sum of (i) any amounts received by the Lender or the Trustee, or deposited into the Collection Account, during the Related Month, representing (a) Repurchase Prices for repurchases of Program Vehicles leased under the AESOP I Operating Lease at the applicable Turnback Date (other than any such amounts paid by the Trustee to the Intermediary or the Receivables Lender Agent pursuant to the Intercreditor Agreement) including any such amounts representing the proceeds of Reconveyed Receivables or
                  (b) the sales proceeds (including amounts paid by a Manufacturer as a result of the sale of a Program Vehicle during the Related Month outside such Manufacturer's Manufacturer Program but excluding amounts released to AESOP Leasing pursuant to the last sentence of Section 5.2(a) of the Base Indenture) for sales of Vehicles leased under the AESOP I Operating Lease at the time of such sale to a third party other than (x) to a Manufacturer pursuant to a Repurchase Program or (y) through an auction dealer pursuant to a Guaranteed Depreciation Program or (c) amounts attributable to Repurchase Prices for repurchases of Relinquished Vehicles (including investment earnings thereon) released by the Intermediary to the Trustee in accordance with the Master Exchange Agreement and (ii) any amounts received in the Related Month and applied to the Loan Principal Amount pursuant to Section 6.3 (the product of the amounts described in clauses (A) and (B) above, the "Monthly Loan Principal Amount").

Unless otherwise required to be paid sooner pursuant to the terms of this Agreement, the entire unpaid Loan Principal Amount of the Loans made hereunder shall be payable on the last occurring Series Termination Date with respect to the Notes. All Loans made hereunder shall be due on the maturity date therefor, whether by acceleration or otherwise. Solely for determining the amounts payable under this Section 5.1, with respect to a Program Vehicle that became a Casualty during the Related Month as a result of such Program Vehicle being held beyond the stated expiration date of the applicable Repurchase Period and not being redesignated as a Non-Program Vehicle, such Vehicle will be deemed to have become a Casualty upon such expiration date.

            SECTION 5.2. Voluntary Prepayments of Loan Principal Amount. AESOP Leasing may from time to time prepay the principal amount with respect to any Loans made hereunder, in whole or in part, on any date; provided that, except for any prepayment made pursuant to Section 6.3 hereof or any payment made to comply with Section 10.13 hereof, AESOP Leasing shall give the Lender and the Trustee not less than one (1) Business Day's prior notice of any such prepayment, specifying the date and amount of such prepayment, and, if AESOP Leasing is requesting a release of Vehicles from the Lien hereof pursuant to
Section 7.3, the Vehicles to which such prepayment relates.

            SECTION 6. MAKING OF PAYMENTS.

            SECTION 6.1. Making of Payments. All payments of the Monthly Loan Principal Amount or Loan Interest hereunder, all prepayments of the Loan Principal Amount hereunder, and all payments of Supplemental Interest, Carrying Charges and of all other Liabilities shall be made by AESOP Leasing to, or for the account of, the Lender in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Collection Account (or such other account as the Lender may from time to time specify with the consent of the Trustee), not later than 11:00 a.m., New York City time, on the date due, and funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day. The Lender hereby specifies that all (i) payments with respect to Program Vehicles leased under the AESOP I Operating Lease made by the Manufacturers and related auction dealers under the Manufacturer Programs (including any such amounts that are the proceeds of Reconveyed Receivables), (ii) amounts representing the proceeds from sales of Vehicles leased under the AESOP I Operating Lease (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program), (iii) amounts representing Repurchase Prices for repurchases of Relinquished Vehicles released from the Trust Accounts by the Intermediary to the Trustee and (iv) payments with respect to any other AESOP I Operating Lease Loan Collateral shall be deposited in the Collection Account; provided, however, that, subject to Section 5.2 of the Base Indenture, insurance proceeds and warranty payments with respect to Vehicles leased under the AESOP I Operating Lease will be deposited in the Collection Account only if an Amortization Event or a Potential Amortization Event shall have occurred and be continuing.

            SECTION 6.2. Due Date Extension. If any (i) payment of the Monthly Loan Principal Amount or Loan Interest hereunder or (ii) prepayments of the Loan Principal Amount or Supplemental Interest with respect to any Loans made hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Loan Interest or Supplemental Interest, as applicable, shall accrue through such Business Day.

            SECTION 6.3. Application of Sale Proceeds. AESOP Leasing agrees that an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month times (B) the sum of (i) all payments made by the Manufacturers and related auction dealers under the Manufacturer Programs with respect to Vehicles leased under the AESOP I Operating Lease (other than any such amounts payable by the Trustee to the Intermediary or the Receivables Lender Agent pursuant to the Intercreditor Agreement), plus (ii) proceeds from the sale of Vehicles leased under the AESOP I Operating Lease to third parties (other than to the Manufacturer or pursuant to a Guaranteed Depreciation Program), plus (iii) amounts representing Repurchase Prices for repurchases of Relinquished

Vehicles released from the AESOP Trust Accounts by the Intermediary, in each case deposited in the Collection Account on any date, shall be applied, upon receipt thereof in the Collection Account, to prepay the Loan Principal Amount.

            SECTION 6.4. Payment Deficits. At or before 11:30 a.m., New York City time, on each Payment Date, AESOP Leasing shall notify the Trustee and the related Enhancement Provider of the amount of the Lease Payment Deficit, if any, with respect to each Series of Notes issued pursuant to the Indenture, such notification to be in the form of Exhibit C.

            SECTION 7. LOAN COLLATERAL SECURITY.

            SECTION 7.1. Grant of Security Interest. (a) As security for the prompt and complete payment and performance of its Liabilities, each of AESOP Leasing, PVHC and Quartx hereby pledges, hypothecates, assigns, transfers and delivers to the Lender, and hereby grants to the Lender, a continuing, security interest in, all of the following, whether now owned or hereafter acquired:

            (i) all Vehicles leased under the AESOP I Operating Lease, and all Certificates of Title with respect thereto;

            (ii) all right, title and interest of each of AESOP Leasing, PVHC and Quartx in and to each Manufacturer Program, including any amendments thereof, and all monies due and to become due under or in connection with each such Manufacturer Program, in each case in respect of Vehicles leased under the AESOP I Operating Lease, whether payable as Vehicle Repurchase Prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable in respect of purchases of vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder;

            (iii) all right, title and interest of each of AESOP Leasing, PVHC and Quartx in, to and under the AESOP I Operating Lease and the related Lessee Agreements (other than any right, title and interest of any of AESOP Leasing, PVHC and Quartx with respect to any Excluded Payments) including, without limitation, all monies due and to become due to any of AESOP Leasing, PVHC and Quartx from any of the Lessees or the Guarantor or any of their assigns under or in connection with the AESOP I Operating Lease and the related Lessee Agreements, whether payable as principal, interest, rent, guaranty payments (other than guaranty payments with respect to any Excluded Payments provided to any of AESOP Leasing, PVHC and Quartx under the AESOP I Operating Lease), fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the AESOP I

      Operating Lease and the related Lessee Agreements or otherwise, and all rights, remedies, powers, privileges and claims of each of AESOP Leasing, PVHC and Quartx against any other party under or with respect to the AESOP I Operating Lease and the related Lessee Agreements (whether arising pursuant to the terms of the AESOP I Operating Lease or the related Lessee Agreements or otherwise available to AESOP Leasing, PVHC or Quartx at law or in equity), the right to enforce the AESOP I Operating Lease and the related Lessee Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the AESOP I Operating Lease and the related Lessee Agreements or the obligations of any party thereunder, and all collateral pledged under the AESOP I Operating Lease;

            (iv) all right, title and interest of each of AESOP Leasing, PVHC and Quartx in, to and under the Vehicle Title and Lienholder Nominee Agreements, the Cendant Indemnity and the Administration Agreement, including any amendments thereof, and all monies due and to become due thereunder, in each case in respect of Vehicles leased under the AESOP I Operating Lease, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Vehicle Title and Lienholder Nominee Agreements, the Cendant Indemnity and the Administration Agreement or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

            (v) all payments under insurance policies (whether or not the Lessor, the Lender or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles leased under the AESOP I Operating Lease;

            (vi) all right, title and interest of each of AESOP Leasing, PVHC and Quartx in and to any proceeds from the sale of Vehicles leased under the AESOP I Operating Lease (including, without limitation, Reconveyed Receivables), including all monies due in respect of such Vehicles under the AESOP I Operating Lease, whether payable as the purchase price of such Vehicles, auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise (including all upfront incentive payments payable by Manufacturers in respect of purchases of Non-Program Vehicles);

            (vii) any assignment of a security interest in any Vehicle leased under the AESOP I Operating Lease granted to any of AESOP Leasing, PVHC and Quartx pursuant to the AESOP I Operating Lease or otherwise, and all Certificates of Title with respect to each such Vehicle;

            (viii) all right, title and interest of AESOP Leasing in, to and under the Master Exchange Agreement, including any amendments thereof, all monies due and to become due to AESOP Leasing thereunder, whether amounts released from the Trust Accounts by the Intermediary and payable to AESOP Leasing or payable as damages for breach of the Master Exchange Agreement or otherwise, and all other property released or to be released by the Intermediary to AESOP Leasing thereunder and all rights to compel performance and otherwise exercise remedies thereunder; provided, however, that in the case of any property and funds held in the Trust Accounts that constitute Relinquished Vehicle Property, such property shall not constitute part of the AESOP I Operating Lease Loan Collateral until such property is available to be released by the Intermediary to the Trustee pursuant to the Master Exchange Agreement in accordance with the terms thereof; and

            (ix) all products and proceeds of all of the foregoing;

provided, however, that (A) the AESOP I Segregated Account shall not be subject to the grant of a security interest by each of AESOP Leasing, PVHC and Quartx pursuant to this Section 7.1(a) and shall not constitute part of the AESOP I Operating Lease Loan Collateral and (B) the property released from the security interest pursuant to Section 7.3 shall not constitute part of the AESOP I Operating Lease Loan Collateral.

            (b) To secure the AFC-II Obligations, each of AESOP Leasing, PVHC and Quartx hereby pledges, hypothecates, assigns, transfers and delivers to the Trustee, on behalf of the Secured Parties, and hereby grants to the Trustee, on behalf of the Secured Parties, a continuing, first priority security interest in, all of the AESOP I Operating Lease Loan Collateral, whether now owned or hereafter acquired. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default and subject to the provisions of the Related Documents, the Trustee shall have all of the rights and remedies of a secured party, including, without limitation, the rights and remedies granted under the Uniform Commercial Code.

            SECTION 7.2. Certificates of Title. AESOP Leasing shall take, or shall cause to be taken, such action as shall be necessary to submit all of the Certificates of Title for Vehicles leased under the AESOP I Operating Lease (other than Certificates of Title with respect to the Initial PVT Vehicles, for which BONY is noted as the first lienholder, and Certificates of Title with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) to the appropriate state authority for notation of the Trustee's lien thereon. The original Certificates of Title shall be held by the Administrator, as agent for AESOP Leasing, in trust for the benefit of the Lender and the Trustee.

            SECTION 7.3. Release of AESOP I Operating Lease Loan Collateral. The Lender shall request the Trustee in writing to release its Lien on a Vehicle leased under the AESOP I Operating Lease and the Certificate of Title therefor upon the earliest of (i) in the case of a Program Vehicle or a Non-Program Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Program Vehicle or a Non-Program Vehicle subject to a Repurchase Program, the Turnback Date for such Program Vehicle, (ii) in the case of a Program Vehicle designated as an Identified Relinquished Vehicle, the date of the Transfer Notice designating such Program Vehicle as an Identified Relinquished Vehicle (and, in the case of an Identified Relinquished Vehicle, including in such release the related Relinquished Vehicle Property), (iii) voluntary prepayment in full of the principal amount of the Loan to which such Vehicle relates in accordance with Section 5.2, as noted in records maintained by the Trustee, (iv) receipt of proceeds from an ordinary course sale of such Vehicle in an amount at least equal to the Termination Value of such Vehicle, provided, however, that if such an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle, AESOP Leasing shall only sell or permit a sale of such Program Vehicle for a purchase price, together with any amounts payable by a Manufacturer as a result of or in connection with such sale, equal to or greater than the Repurchase Price that it would have received if it had turned back such Program Vehicle to the Manufacturer and (v) receipt of proceeds from an ordinary course sale of a Vehicle subject to a Casualty in an amount at least equal to the Termination Value of such Vehicle. With respect to Vehicles leased under the AESOP I Operating Lease, from and after the earliest of (a) in the case of a Program Vehicle or a Non-Program Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Program Vehicle or a Non-Program Vehicle subject to a Repurchase Program, the Turnback Date for such Program Vehicle, (b) subject to the satisfaction of the conditions therefor set forth in Section 11.3, in the case of a Program Vehicle designated as an Identified Relinquished Vehicle, the date of the Transfer Notice designating such Program Vehicle as an Identified Relinquished Vehicle, (c) a prepayment of the principal amount of the Loan to which such Vehicle relates and (d) receipt of the purchase price for a Vehicle by AESOP Leasing, or by the Trustee on the Lender's behalf, in the case of (c) and (d), in an amount at least equal to the Termination Value of such Vehicle, such Vehicle and such Certificate of Title (and in the case of clause (b), the related Relinquished Vehicle Property) shall be deemed to be released from the Lien of this Agreement, and the Lender and the Trustee shall execute such documents and instruments as AESOP Leasing may reasonably request (including a power of attorney of the Trustee appointing the Administrator to act as the agent of the Trustee in releasing the Lien of the Trustee on Vehicles turned back, sold or transferred to the Intermediary pursuant to the provisions of this
Section 7.3; which power of attorney shall be revocable by the Lender or the Trustee at any time following the occurrence of a Liquidation Event of Default), at AESOP Leasing's expense, to evidence and/or accomplish such release.

            SECTION 7.4. Change of Location or Name. So long as any of its Liabilities shall remain outstanding or the Lender shall continue to have any Loan Commitment, none of AESOP Leasing, PVHC or Quartx will change (i) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (ii) its legal name or the name under or by which it conducts its business, in each case without first giving the Trustee and the Lender at least 30 days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Lender or the Trustee on the AESOP I Operating Lease Loan Collateral (except, (a) as to perfection and priority, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma and (b) that the lien of the Trustee shall not be noted on the Certificates of Title with respect to the Initial PVT Vehicles), free and clear of any Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, none of AESOP Leasing, PVHC or Quartx shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the United States of America.

            SECTION 7.5. Deliveries; Further Assurances. Each of AESOP Leasing, PVHC and Quartx agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Lender (or the Trustee on behalf of the Secured Parties), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the AESOP I Operating Lease Loan Collateral, other than the Certificates of Title which shall be delivered to the Lender or the Trustee, as applicable, after the occurrence of a Liquidation Event of Default, if such delivery is reasonably necessary or appropriate to perfect or protect the Lender's (or the Trustee's on behalf of the Secured Parties) security interest in such AESOP I Operating Lease Loan Collateral, and (ii) execute and deliver, or cause to be executed and delivered, to the Lender or the Trustee in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lender or the Trustee), such assignments, security agreements, mortgages, consents, waivers, financing statements and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lender (or the Trustee) a valid perfected Lien on and security interest in all of the AESOP I Operating Lease Loan Collateral (except, as to perfection, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of its Liabilities.

            SECTION 7.6. [RESERVED].

            SECTION 7.7. [RESERVED].

            SECTION 7.8. AESOP I Segregated Account. AESOP Leasing shall establish and maintain in its name an account entitled "AESOP Leasing L.P. Account" (the "AESOP I Segregated Account"). The AESOP I Segregated Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the AESOP I Segregated Account. If the AESOP I Segregated Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, AESOP Leasing shall establish a new AESOP I Segregated Account which complies with such sentence and transfer into the new AESOP I Segregated Account all amounts then on deposit in the non-qualifying AESOP I Segregated Account. The parties hereto acknowledge and agree that the monies held in the AESOP I Segregated Account from time to time (i) are property of AESOP Leasing, (ii) are not being pledged to secure any obligation to, or otherwise held in trust for, the Lender or any of the persons specified in this Section 7.8 and (iii) are available to satisfy the claims of creditors of AESOP Leasing generally; provided, however, that if funds are deposited into the AESOP I Segregated Account in accordance with Section 9.13 for the purpose of paying legal fees and disbursements of counsel to AESOP Leasing or its Permitted Nominees, AESOP Leasing shall use such funds solely for such purpose; and provided further that nothing contained herein shall affect the rights of the Lender to pursue all legal remedies available to it with respect to any amounts payable by AESOP Leasing hereunder.

            SECTION 8. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Agreement and to make Loans hereunder, AESOP Leasing represents and warrants to the Lender as to itself, and each of PVHC and Quartx represents and warrants to the Lender as to itself, as of the date hereof, as of the date of each Loan made hereunder and as of each Series Closing Date that:

            SECTION 8.1. Organization; Ownership; Power; Qualification. Each of AESOP Leasing, PVHC and Quartx is (i) a limited partnership or a corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

            SECTION 8.2. Authorization; Enforceability. Each of AESOP Leasing, PVHC and Quartx has the power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of AESOP Leasing, PVHC and Quartx and is, and each of the other Related Documents to which any of AESOP Leasing, PVHC or Quartx is a party is, a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

            SECTION 8.3. Compliance. The execution, delivery and performance by each of AESOP Leasing, PVHC and Quartx of this Agreement and each other Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applicable law with respect to AESOP Leasing, PVHC or Quartx, as the case may be, which violation could result in a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of limited partnership or limited partnership agreement of AESOP Leasing or under the certificate of incorporation, as amended, or by-laws of each of PVHC and Quartx, or under any indenture, agreement, or other instrument to which any of AESOP Leasing, PVHC or Quartx is a party or by which its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of AESOP Leasing, PVHC or Quartx except Permitted Liens.

            SECTION 8.4. [RESERVED].

            SECTION 8.5. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of any of AESOP Leasing, PVHC or Quartx, threatened against or affecting any of AESOP Leasing, PVHC or Quartx before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that could materially adversely affect the consolidated financial position, consolidated results of operations, business, properties, performance or condition (financial or otherwise) of AESOP Leasing, PVHC or Quartx, as the case may be, or which in any manner draws into question the validity or enforceability of this Agreement or any other Related Document or the ability of any of AESOP Leasing, PVHC or Quartx to comply with any of the respective terms hereunder or thereunder.

            SECTION 8.6. Liens. The AESOP I Operating Lease Loan Collateral is free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Lender or the Trustee. The Lender (or the Trustee on behalf of the Secured Parties) has obtained, as security for the Liabilities, a first priority perfected Lien on all AESOP I Operating Lease Loan Collateral (except, with respect to perfection and priority, Vehicles titled in the states of Nebraska, Ohio and Oklahoma). All Vehicle Perfection and Documentation Requirements with respect to all Vehicles leased under the AESOP I Operating Lease on or after the date hereof have and will continue to be satisfied in accordance with the terms of this Agreement.

            SECTION 8.7. Employee Benefit Plans. None of AESOP Leasing, PVHC or Quartx have established and maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA, and none of AESOP Leasing, PVHC or Quartx will do so, so long as the Loan Commitment has not expired, or any amount is owing to the Lender hereunder.

            SECTION 8.8. Investment Company Act. None of AESOP Leasing, PVHC or Quartx is or is controlled by an "investment company," within the meaning of the Investment Company Act, and none of AESOP Leasing, PVHC or Quartx is subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Related Documents, and neither the entering into or performance by any of AESOP Leasing, PVHC or Quartx of this Agreement nor the issuance of the Loan Note violates any provision of such Act.

            SECTION 8.9. Regulations T, U and X. None of AESOP Leasing, PVHC or Quartx is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U and X of the Board of Governors of the Federal Reserve System). None of AESOP Leasing, PVHC or Quartx, any Affiliate of any of AESOP Leasing, PVHC or Quartx or any Person acting on its or their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Loan Note, the making or existence of the Loans or the use of proceeds of the Loans made hereunder to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            SECTION 8.10. Proceeds. The proceeds of the Loans made hereunder will be used solely to purchase or finance Eligible Vehicles that will be leased under the AESOP I Operating Lease.

            SECTION 8.11. Business Locations; Trade Names. Schedule 8.11 lists each of the locations where AESOP Leasing, PVHC or Quartx maintains a chief executive office, principal place of business, or any records, and Schedule 8.11 also lists the legal name of each of AESOP Leasing, PVHC and Quartx and each name under or by which it conducts its business.

            SECTION 8.12. Taxes. Each of AESOP Leasing, PVHC and Quartx has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof, to the best of AESOP Leasing's, PVHC's and Quartx's knowledge, there is no unresolved claim by a taxing authority concerning AESOP Leasing's, PVHC's or Quartx's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

            SECTION 8.13. Governmental Authorizations. Each of AESOP Leasing, PVHC and Quartx has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses
(ii) and (iii) of the definition thereof).

            SECTION 8.14. Compliance with Laws. Each of AESOP Leasing, PVHC and
Quartx: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof), and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true correct and complete in all material respects), except where failure to make such filings would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

            SECTION 8.15. Eligible Vehicles. Each Vehicle leased under the AESOP I Operating Lease was, on the date of purchase or financing thereof by AESOP Leasing, an Eligible Vehicle.

            SECTION 8.16. Manufacturer Programs. No Manufacturer Event of Default has occurred and is continuing with respect to any Eligible Program Manufacturer.

            SECTION 8.17. Absence of Default. AESOP Leasing is in compliance with all of the provisions of its certificate of limited partnership and limited partnership agreement and each of PVHC and Quartx is in compliance with all provisions of its certificate of incorporation, as amended, and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an AESOP I Loan Event of Default or a Potential AESOP I Loan Event of Default or (ii) a default or event of default by any of AESOP Leasing, PVHC or Quartx under any indenture, agreement or other instrument, or any judgment, decree or final order to which any of AESOP Leasing, PVHC or Quartx is a party or by which any of AESOP Leasing, PVHC or Quartx or any of its properties may be bound or affected.

            SECTION 8.18. No Security Interest; Title to Assets. (a) All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Trustee, the notation on Certificates of Title for all Vehicles leased under the AESOP I Operating Lease (other than the Initial PVT Vehicles, for which BONY is noted as the first lienholder, and other than Vehicles titled in the states of Nebraska, Ohio and Oklahoma) of the Trustee's lien for the benefit of the Noteholders) to protect and perfect AFC-II's security interest in the AESOP I Operating Lease Loan Collateral and the Trustee's security interest on behalf of the Secured Parties in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

            (b) Each of AESOP Leasing, PVHC and Quartx has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements or other filings with respect to or evidencing Permitted Liens and except for financing statements filed with respect to Relinquished Vehicle Property, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names any of AESOP Leasing, PVHC or Quartx as debtor or which covers or purports to cover any of the assets of any of AESOP Leasing, PVHC or Quartx is on file in any state or other jurisdiction, and none of AESOP Leasing, PVHC or Quartx has signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Liens.

            SECTION 8.19. Accuracy of Information. All data, certificates, reports, statements, opinions of counsel, documents and other information furnished to the Lender or the Trustee by or on behalf of any of AESOP Leasing, PVHC or Quartx pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, (i) be complete and correct in all material respects to the extent necessary to give the Lender or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact and (iii) not omit to state a material fact necessary in order to make the statements contained therein (in light of the circumstances in which they were made) not misleading, and the furnishing of the same to the Lender or the Trustee, as the case may be, shall constitute a representation and warranty by AESOP Leasing, PVHC or Quartx, as the case may be, made on the date the same are furnished to the Lender or the Trustee, as the case may be, to the effect specified in clauses (i), (ii) and (iii) above.

            SECTION 9. AFFIRMATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing, PVHC and Quartx agrees that, unless at any time the Lender shall otherwise expressly consent in writing:

            SECTION 9.1. Existence; Foreign Qualification. Each of AESOP Leasing, PVHC and Quartx will do and cause to be done at all times all things necessary to (i) maintain and preserve its existence as a limited partnership or a corporation, as the case may be, (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign limited partnership or foreign corporation, as the case may be, in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

            SECTION 9.2. Books, Records and Inspections. AESOP Leasing will maintain complete and accurate books and records with respect to the AESOP I Operating Lease Loan Collateral and each of AESOP Leasing, PVHC and Quartx will permit any Person designated by the Lender or the Trustee in writing to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with its officers, its agents and its independent public accountants, all at such reasonable times and as often as the Lender or the Trustee may reasonably request.

            SECTION 9.3. Insurance. AESOP Leasing will obtain and maintain, or cause to be obtained and maintained, with respect to all Vehicles leased under the AESOP I Operating Lease (i) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (ii) property damage insurance with a limit of $1,000,000 per occurrence and (iii) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the relevant Lessee at any time hereafter, whichever is higher, with respect to all passenger cars and vans comprising such Lessee's rental fleet. The Lender acknowledges and agrees that AESOP Leasing may, to the extent permitted by applicable law, allow the relevant Lessees to self-insure with respect to the Vehicles leased under the AESOP I Operating Lease for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of each Enhancement Provider, per occurrence, of vehicle liability and property damage insurance which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, Original AESOP, PVHC, Quartx and the Trustee as additional insured parties and, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Lender and the Trustee shall receive at least 10 days' prior written notice of cancellation of such policies. AESOP Leasing will notify promptly the Lender and the Trustee of any curtailment or cancellation of any such Lessee's right to self-insure in any jurisdiction.

            SECTION 9.4. Manufacturer Programs. AESOP Leasing will turn in, or cause to be turned in, the Vehicles leased under the AESOP I Operating Lease which are Program Vehicles (subject to the redesignation provisions of Section
2.7 of the AESOP I Operating Lease) to the relevant Manufacturer within the Repurchase Period therefor, including in a transaction with respect to a Relinquished Vehicle pursuant to the Master Exchange Agreement (unless AESOP Leasing pays in full the Loan with respect to a Program Vehicle pursuant to
Section 5.2 or sells a Program Vehicle and, prior to the end of the Repurchase Period therefor, receives sales proceeds thereof in cash in an amount equal to or greater than the repurchase price under such Manufacturer Program); and will comply with all of its obligations under each Manufacturer Program.

            SECTION 9.5. Reporting Requirements. AESOP Leasing will furnish, or cause to be furnished to the Lender and the Trustee and, in the case of items
(ii) and (iii) below, each Rating Agency and each Enhancement Provider:

            (i) Reports. All reports of ARC and the Lessees required to be delivered to AESOP Leasing pursuant to Section 31.5 of the AESOP I Operating Lease;

            (ii) AESOP I Loan Events of Default; Amortization Events; Exchange Agreement Termination Events. As soon as possible but in any event within two Business Days after the occurrence thereof, notice of (A) any Potential AESOP I Loan Event of Default or AESOP I Loan Event of Default, a written statement of an Authorized Officer describing such event and the action that AESOP Leasing proposes to take with respect thereto; (B) any Potential Amortization Event or Amortization Event; and (C) any Exchange Agreement Termination Event;

            (iii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program;

            (iv) Notice of Liens and Vicarious Liability Claims. On each Determination Date, AESOP Leasing shall forward to AFC-II, the Trustee and the Paying Agent, the Administrative Agent, the Rating Agencies and each Enhancement Provider, (A) an Officer's Certificate of AESOP Leasing certifying as to whether, to the knowledge of AESOP Leasing, (x) any Lien exists on any of the AESOP I Operating Lease Loan Collateral or (y) any vicarious liability claims shall have been made against AESOP Leasing as a result of its ownership of the Vehicles leased under the AESOP I Operating Lease or against PVHC or Quartx as a result of its holding legal title to the Vehicles leased under the AESOP I Operating Lease and (B) a written statement of an Authorized Officer summarizing each such Lien or claim and the action that AESOP Leasing proposes to take with respect thereto; and

            (v) Other. Promptly, from time to time, such other information, documents, or reports respecting the AESOP I Loan Collateral or the condition or operations, financial or otherwise, of any of AESOP Leasing, PVHC or Quartx as the Lender or the Trustee may from time to time reasonably request in order to protect the interests of the Lender or the Trustee under or as contemplated by this Agreement or any other Related Document.

            SECTION 9.6. Payment of Taxes; Removal of Liens. Each of AESOP Leasing, PVHC and Quartx will pay when due all taxes, assessments, fees and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to AESOP Leasing, PVHC or Quartx, as the case may be, or its property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Related Documents, none of AESOP Leasing, PVHC or Quartx shall be required to pay any tax, charge, assessment or imposition nor to comply with any law, ordinance, rule, order, regulation or requirement so long as AESOP Leasing, PVHC or Quartx, as the case may be, shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of AESOP Leasing, PVHC or Quartx, as the case may be, to settle any such contest).

            SECTION 9.7. Business. Each of AESOP Leasing, PVHC and Quartx will engage only in businesses conducted on the date hereof.

            SECTION 9.8. Maintenance of the Vehicles. AESOP Leasing will maintain or cause to be maintained in good repair, working order, and condition all of the Vehicles leased under the AESOP I Operating Lease, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the Lender under this Agreement or the interests of the Secured Parties under the Indenture or the likelihood of repayment of the Loans made hereunder. From time to time AESOP Leasing will make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles leased under the AESOP I Operating Lease.

            SECTION 9.9. Maintenance of Separate Existence. AESOP Leasing will do all things necessary to continue to be readily distinguishable from ARC, ARAC, Original AESOP, AESOP Leasing II, AFC, AFC-II, the Affiliates of the foregoing or any other affiliated or unaffiliated entity and to maintain its existence as a limited partnership separate and apart from that of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC and ARC and Affiliates of ARC including, without limitation:

        (i) practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

        (ii) observing all organizational formalities in connection with all dealings between itself and ARC, ARAC, Original AESOP,

                AESOP Leasing II, AFC, AFC-II, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

        (iii) observing all procedures required by its certificate of limited partnership, its limited partnership agreement and the laws of the State of Delaware;

        (iv) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

        (v) managing its business and affairs by or under the direction of its general partner;

        (vi) ensuring that its general partner duly authorizes all of its actions;

        (vii) ensuring the receipt of proper authorization, when necessary, from its limited partner(s) for its actions;

        (viii) requiring its general partner to maintain at least two corporate directors who are Independent Directors;

        (ix) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

        (x) not (A) having or incurring any debt or obligations to any of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARC, ARAC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity, except for, the obligations to AFC-II under the AESOP I Loan Agreements; (B) other than as provided in the Related Documents, guaranteeing or otherwise becoming liable for any obligations of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (C) having obligations guaranteed by Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing;
                (D) holding itself out as responsible for debts of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (E) failing to correct any known misrepresentation with respect to the statement in subsection (C); (F) operating or purporting to operate as an integrated, single economic unit with respect to Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity or any other affiliated or unaffiliated entity; (G) seeking to obtain credit or incur any obligation to any third party based upon the assets of

                Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (H) induce any such third party to reasonably rely on the creditworthiness of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; and
                (I) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the Vehicles;

        (xi) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

        (xii) maintaining its financial records separate and apart from those of any other Person;

        (xiii) disclosing in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with generally accepted accounting principles;

        (xiv) setting forth clearly in its financial statements its separate assets and liabilities and the fact that the Vehicles leased under the AESOP I Operating Lease are owned by AESOP Leasing;

        (xv) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

        (xvi) compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;

        (xvii) maintaining office space separate and apart from that of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing) and a telephone number separate and apart from that of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing;

        (xviii) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

        (xix) having separate stationary from Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

        (xx) accounting for and managing all of its liabilities separately from those of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing;

        (xxi) allocating, on an arm's-length basis, all shared operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm's-length relationship with each of Original AESOP, AESOP Leasing II, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity;

        (xxii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Original AESOP, AESOP Leasing II, AFC, AFC-II, AESOP Leasing, ARAC, ARC or any Affiliate of ARC, to substantively consolidate Original AESOP, AESOP Leasing II, AFC, AFC-II or AESOP Leasing with ARAC, ARC or any Affiliate of ARC;

        (xxiii) remaining solvent and assuring adequate capitalization for the business in which it is engaged; and

        (xxiv) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of Original AESOP, AESOP Leasing II, AESOP Leasing, AFC, AFC-II, ARAC, ARC and the Affiliates of the foregoing or any other affiliated or unaffiliated entity.

AESOP Leasing acknowledges its receipt of a copy of those certain opinion letters issued by Skadden, Arps, Slate, Meagher & Flom LLP dated July 30, 1997 and the date hereof addressing the issue of substantive consolidation as they may relate to any of ARAC, ARC and each affiliate of ARC on the one hand and any of Original AESOP, AESOP Leasing II, AFC, AFC-II and AESOP Leasing on the other hand and as among Original AESOP, AESOP Leasing II, AESOP Leasing, AFC-II and AFC. AESOP Leasing hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letters and relating to it.

            SECTION 9.10. Manufacturer Payments; Sales Proceeds. AESOP Leasing will cause each Manufacturer and auction dealer to make all payments under the Manufacturer Programs with respect to Program Vehicles, including all payments with respect to Relinquished Vehicles, directly to the Collection Account. Any such payments from Manufacturers or related auction dealers received directly by AESOP Leasing, will be, within three Business Days of receipt, deposited into the Collection Account. AESOP Leasing shall, within two Business Days of receipt thereof, deposit into the Collection Account all amounts representing the proceeds from sales of Program Vehicles by auction dealers under a Guaranteed Depreciation Program and sales of Vehicles (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program) and all payments with respect to other AESOP I Loan Collateral (other than the AESOP I Loan Collateral described in the last sentence of this paragraph). Insurance proceeds and warranty payments with respect to Vehicles will only be deposited into the Collection Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing. AESOP Leasing acknowledges that payments received from or on behalf of Manufacturers under the Manufacturer Programs with respect to Relinquished Vehicles shall be disbursed in accordance with the Intercreditor Agreement.

            SECTION 9.11. Maintenance of Properties. Each of AESOP Leasing, PVHC and Quartx will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties, including, without limitation, vehicles necessary for the operation of its businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, except to the extent no material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) could result, and maintain good, legal and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all Liens except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with this Agreement or any other Related Document.

            SECTION 9.12. Verification of Title. AESOP Leasing will, on an annual basis, cause a title check to be performed by an independent nationally recognized firm of certified public accountants acceptable to the Trustee and each Enhancement Provider on a statistical sample of all Vehicles leased under the Leases designed to provide a ninety-five percent (95%) confidence level that no more than five percent (5%) of the Certificates of Title for such Vehicles did not correctly reference the Trustee or its Permitted Nominee, as first lienholder, and the Lessor of such Vehicle or its Permitted Nominee or, in the case of Financed Vehicles, ARAC or its Permitted Nominee, as owner, and cause such party to deliver a report stating that, within the confidence level set forth above, no more than five percent (5%) of the

Certificates of Title did not correctly reference the lienholder or owner of the Vehicles described in the immediately preceding clause.

            SECTION 9.13. Legal Reserve Fund. On and after the Legal Reserve Funding Date and for so long as the Legal Reserve Release Condition is not met, AESOP Leasing shall maintain a balance of $500,000 in the AESOP I Segregated Account for the purpose of paying legal fees and disbursements of counsel to AESOP Leasing or its Permitted Nominees for the defense of vicarious liability claims.

            SECTION 9.14. Delivery of Information. Each of AESOP Leasing, PVHC and Quartx will provide to the Lender any information or materials necessary for the Lender to comply with its obligations under the Indenture.

            SECTION 9.15. Master Exchange Agreement. AESOP Leasing will comply in all material respects with all of its obligations under the Master Exchange Agreement.

            SECTION 9.16. Vehicles. AESOP Leasing will maintain good and marketable title to each Vehicle purchased by AESOP Leasing with the proceeds of Loans made hereunder and leased under the AESOP I Operating Lease, free and clear of all Liens and encumbrances, other than any Permitted Liens.

            SECTION 9.17. Assignments. AESOP Leasing will deliver to the Trustee on or prior to the Initial Closing Date, or such later date and thereafter, as necessary to comply with the terms of the Related Documents, executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program, dated as of the Initial Closing Date, or such later date, if delivered after the Initial Closing Date in accordance herewith, duly executed by ARAC, each other Lessee, AESOP Leasing, AESOP Leasing II, AFC-II, the Trustee and each applicable Manufacturer.

            SECTION 9.18. Notation of Liens. AESOP Leasing will deliver to the Lender and the Trustee on or prior to the Initial Closing Date and on an ongoing basis, as applicable, evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing, followed by prompt written confirmation) that it has caused or is causing the Trustee's name to be noted on the Certificate of Title for each Vehicle leased under the AESOP I Operating Lease (other than Certificates of Title for the Initial PVT Vehicles, which Certificate of Title will show BONY as the first lienholder, and Vehicles titled in the states of Nebraska, Ohio and Oklahoma) in accordance herewith and all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect (other than perfection of the security interest of the Trustee in Vehicles by notation of the lien of the Trustee on the Certificates of Title for Vehicles titled in the States of Nebraska, Ohio and Oklahoma), protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and other AESOP I Operating Lease Loan Collateral for the benefit of the Secured Parties.

            SECTION 9.19. [RESERVED].

            SECTION 9.20. [RESERVED].

            SECTION 9.21. [RESERVED].

            SECTION 9.22. Non-Program Vehicle Report. On or before the second Determination Date immediately following June 30 and December 31 of each calendar year, AESOP Leasing shall cause a firm of nationally recognized independent public accountants (who may also render other services to AESOP Leasing, ARC or ARAC and who is acceptable to the Rating Agencies and each Enhancement Provider) to furnish a report to the Lender, the Trustee, each Enhancement Provider and the Rating Agencies to the effect that they have performed certain agreed upon procedures (which shall be acceptable to each Enhancement Provider) with respect to the calculation of (i) the Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period, (ii) the respective Net Book Values of such Non-Program Vehicles, and (iii) the Non-Program Fleet Market Value and compared such calculations with the corresponding amounts set forth in the Monthly Certificates prepared pursuant to Section 4.1(b) of the Indenture and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. With respect to the calculations described in the foregoing clause (iii), such report shall make the comparison described with respect to the Non-Program Fleet Market Value only as of the last Determination Date in the period as to which the report is made. On or before the second Determination Date immediately following March 31 and September 30 of each calendar year, AESOP Leasing shall furnish an Officer's Certificate of AESOP Leasing to the Lender, the Trustee, each Enhancement Provider and the Rating Agencies to the effect that the officer making such certification has compared or caused to be compared the calculations described in clauses (i) and (ii) above with the corresponding amounts set forth in the Monthly Certificates prepared pursuant to Section 4.1(b) of the Indenture, and has compared or caused to be compared the calculation described in clause (iii) above with the corresponding amount set forth in the Monthly Certificate prepared pursuant to Section 4.1(b) of the Indenture as of the last Determination Date in the period as to which the Officer's Certificate is given, and that on the basis of such comparison such officer is of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such Officer's Certificate.

            SECTION 9.23. Sale of Non-Program Vehicles Returned to AESOP Leasing. In the event that any Non-Program Vehicle leased under the AESOP I Operating Lease is returned to AESOP Leasing in accordance with Section 2.6(c) of the AESOP I Operating Lease, AESOP Leasing shall use commercially reasonable efforts to arrange for the sale of such Vehicle and to maximize the sale price thereof. AESOP Leasing shall not return a Non-Program Vehicle to a Manufacturer under a Manufacturer Program unless the conditions set forth in Section 2.6(b) of the AESOP I Operating Lease would have been satisfied with respect to such disposition.

            SECTION 10. NEGATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing, PVHC and Quartx agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will not:

            SECTION 10.1. Liens. Create, incur, assume or permit to exist any Lien upon any of its Assets (including the AESOP I Collateral), other than Permitted Liens.

            SECTION 10.2. Other Indebtedness. Create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Related Document.

            SECTION 10.3. Mergers, Consolidations. Except as may be permitted by the express written approval of the Trustee and the Lender, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person.

            SECTION 10.4. Sales of Assets. Sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents.

            SECTION 10.5. Acquisition of Assets. Acquire, by long-term or operating lease or otherwise, any Assets except pursuant to the terms of the Related Documents.

            SECTION 10.6. Dividends, Officers' Compensation, etc. (i) Declare or pay any distributions on any of its partnership interests or capital stock, as the case may be, or make any other distribution on, or any purchase, redemption or other acquisition of, any of its partnership interests or any shares of its capital stock, as the case may be, except, in the case of AESOP Leasing, out of funds in the AESOP I Segregated Account, or (ii) pay any wages or salaries or other compensation to officers, employees or others except out of earnings computed in accordance with GAAP and, in the case of AESOP Leasing, only from funds in the AESOP I Segregated Account.

            SECTION 10.7. Organizational Documents. Amend any of its organizational documents, including its certificate of limited partnership or limited partnership agreement or certificate of incorporation or by-laws, as the case may be, unless prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Consent Condition and the CP Rating Agency Condition will be met.

            SECTION 10.8. Investments. Make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Related Documents.

            SECTION 10.9. Regulations T, U and X. Use or permit any proceeds of the Loans made hereunder to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

            SECTION 10.10. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

            SECTION 10.11. Use of Vehicles. Use or allow the Vehicles leased under the AESOP I Operating Lease to be used in any manner (i) that would make Program Vehicles ineligible for repurchase under an Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) that could subject the Vehicles to confiscation.

            SECTION 10.12. Use of Proceeds. Use or permit the proceeds of the Loans made hereunder to be used for any purpose other than to purchase or finance Eligible Vehicles that will be leased under the AESOP I Operating Lease.

            SECTION 10.13. Limitations on the Acquisition or Redesignation of Certain Vehicles. Unless otherwise specified in the related Supplement or unless waived by the Required Noteholders as specified in the related Supplement, permit (a) the Non-Eligible Manufacturer Amount as of any Payment Date to exceed any applicable Maximum Non-Eligible Manufacturer Amount, (b) the Financed Vehicle Amount as of any Payment Date to exceed any applicable Maximum Financed Vehicle Amount, (c) the Non-Program Vehicle Amount as of any Payment Date to exceed any applicable Maximum Non-Program Vehicle Amount, (d) the aggregate Net Book Value of all Vehicles leased under the Leases and manufactured by a particular Manufacturer or group of Manufacturers as of any Payment Date to exceed any applicable Maximum Manufacturer Amount and (e) the Specified States Amount as of any Payment Date to exceed any applicable Maximum Specified States Amount.

            SECTION 10.14. Maximum Vehicle Age. Permit at any time the age of any Non-Program Vehicle leased under the AESOP I Operating Lease, calculated from the date of the original manufacturer invoice for such Vehicle, to exceed 18 months.

            SECTION 10.15. Transactions Pursuant to the Master Exchange Agreement. (i) Designate any Program Vehicle as an Identified Relinquished Vehicle, transfer any Vehicle to the Intermediary pursuant to the Master Exchange Agreement or designate any Identified Replacement Vehicle without first satisfying the conditions thereto set forth in Section 11.3, or (ii) transfer any Vehicle to the Intermediary pursuant to the Master Exchange Agreement that is not a Program Vehicle subject to the GM Repurchase Program (unless, with respect to the transfer to the Intermediary pursuant to the Master Exchange Agreement of Program Vehicles subject to any additional Eligible Manufacturer Program, (x) an appropriate amendment to the Assignment Agreement in connection with such Eligible Manufacturer Program, reflecting the consent of such Manufacturer to sales and purchases by the Intermediary, has been executed and delivered, (y) the Rating Agency Consent Condition has been satisfied, and (z) if any Series of Notes supporting Commercial Paper Notes is outstanding, the CP Rating Agency Condition has been satisfied and the approval of the Majority Banks, as defined in the applicable Supplement, has been obtained).

            SECTION 10.16. Master Exchange Agreement. (i) Consent to any amendment or modification to, or waiver of, any provision of the Master Exchange Agreement, the Intercreditor Agreement or any of the Receivables Funding Documents, or (ii) appoint a successor to the Person acting as Intermediary under the Master Exchange Agreement, except a Person satisfying the definition of "Eligible Successor Intermediary" set forth therein, without (x) the prior written consent of the Trustee, (y) the satisfaction of the Rating Agency Consent Condition and (z) if any Series of Notes supporting Commercial Paper Notes is outstanding, satisfaction of the CP Rating Agency Condition and the approval of the Majority Banks (as defined in the applicable Supplement).

            SECTION 11. CONDITIONS.

            SECTION 11.1. Initial Loans Pursuant to Amended and Restated Agreement. The effectiveness of this Agreement shall be subject to the prior or concurrent (i) delivery of each of the following documents to the Lender and, if not otherwise required to be delivered to the Trustee by any other Related Document, to the Trustee and any Enhancement Provider, as applicable (in form and substance satisfactory to the Lender and, if applicable, the Trustee and any Enhancement Provider) and (ii) satisfaction of the following conditions, as applicable:

            (a) Certificate of Limited Partnership; Certificates of Incorporation. The certificate of limited partnership of AESOP Leasing, duly certified by the Secretary of State of the State of Delaware, together with a copy of the limited partnership agreement of AESOP Leasing, duly certified by the Secretary or an Assistant Secretary of Original AESOP. The certificate of incorporation of each of Original AESOP, PVHC and Quartx, duly certified by the Secretary of State of the State of Delaware, together with a copy of the by-laws of each of Original AESOP, PVHC and Quartx, duly certified by the Secretary or an Assistant Secretary of Original AESOP, PVHC and Quartx, as the case may be.

            (b) Resolutions. Copies of resolutions of the Board of Directors of each of Original AESOP, PVHC and Quartx, authorizing or ratifying the execution, delivery and performance of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or an Assistant Secretary of Original AESOP, PVHC or Quartx, as the case may be;

            (c) Consents, etc. Certified copies of all documents evidencing any necessary limited partnership or corporate action, consents and governmental approvals (if any) with respect to this Agreement;

            (d) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of Original AESOP, PVHC and Quartx certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Documents to be executed by it, together with a sample of the true signature of each such individual (the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

            (e) Opinions of Counsel. The opinions of counsel described in Supplemental Indenture No. 2;

            (f) Good Standing Certificates. Certificates of good standing for each of AESOP Leasing, Original AESOP, PVHC and Quartx in the jurisdiction of its formation and the jurisdiction of its principal place of business;

            (g) Search Reports. A written search report from a Person satisfactory to the Lender and the Trustee listing all effective financing statements that name any of AESOP Leasing, PVHC or Quartx, as debtor or assignor, and that are filed and the jurisdictions in which filings were made pursuant to subsection (i) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lender and the Trustee showing no evidence of such liens filed against AESOP Leasing, PVHC or Quartx;

            (h) Evidence. Evidence (which may be telephonic, followed by prompt written confirmation) of the filing of such UCC financing statements or amendments to financing statements previously filed, naming (1) AESOP Leasing as debtor, (2) PVHC as debtor and (3) Quartx as debtor, and the Lender as secured party and the Trustee as assignee or other, similar instruments or documents, if any, as may be necessary or, in the reasonable opinion of the Lender and the Trustee, desirable under the UCC of all applicable jurisdictions to perfect the Lender's and the Trustee's interest in the AESOP I Loan Collateral;

            (i) Enhancement. The Enhancement Amount with respect to any Series of Notes for which the Series Closing Date occurs on the Initial Closing Date is equal to or exceeds the Required Enhancement Amount for such Series;

            (j) Leases. An executed copy of the Amended and Restated AESOP I Operating Lease and all documents required to be delivered by any relevant Lessee and ARC to the Lessors pursuant thereto, and all conditions to the effectiveness thereof shall have been satisfied;

            (k) Assignment Agreement. An executed copy of the amendment to the Assignment Agreement of General Motors Corporation;

            (l) Indenture. Supplemental Indenture No. 2, dated the date hereof, duly executed by the Lender and the Trustee, and all conditions to the effectiveness thereof shall have been satisfied in all respects;

            (m) Master Exchange Agreement and Related Documents. Executed copies of the Master Exchange Agreement, the Intercreditor Agreement and the Receivables Funding Documents and all conditions to the effectiveness thereof shall have been satisfied.

            (n) Other. Such other documents as the Trustee or the Lender may reasonably request.

            SECTION 11.2. All Loans. All Loans hereunder (including the initial
Loan) shall be subject to the further conditions precedent that (a) if the amount of Enhancement with respect to any Series of Notes is increased or if the current Enhancement with respect to any Series of Notes is replaced, to the extent such additional or replacement Enhancement is in the form of an unfunded commitment (including, without limitation, a letter of credit), AESOP Leasing shall cause the delivery to the Lender, the Trustee, the Enhancement Providers, if any, for any Series of Notes issued and outstanding on the date of such opinion(s), Placement Agents, if any, the Rating Agencies and the Administrative Agent (on behalf of the Liquidity Lenders) on or prior to the effectiveness of such additional or replacement Enhancement of opinion(s) of counsel as to the enforceability of such additional or replacement Enhancement substantially similar to the original opinions delivered with respect to such Enhancement, (b) the Lender shall have received a completed Loan Request therefor and a copy of the related Vehicle Order, (c) all conditions precedent to the issuance of any Series of Notes after the Initial Closing Date shall have been satisfied in accordance with the related Supplement and (d) on the date of such Loan the following statements shall be true (and AESOP Leasing, by accepting the amount of such Loan, shall be deemed to have represented and warranted that): (i) the representations and warranties contained in Section 8 are true and correct on and as of such date with the same effect as though made on and as of such date and shall be deemed to have made on such date and (ii) no Potential AESOP I Operating Lease Loan Event of Default or AESOP I Operating Lease Loan Event of Default has occurred and is continuing or would result from the making of such Loan or from the application of the proceeds of such Loan.

            SECTION 11.3. All Transactions Under Master Exchange Agreement. Each designation by AESOP Leasing of a Program Vehicle as an Identified Relinquished Vehicle, each transfer by AESOP Leasing of an Identified Relinquished Vehicle to the Intermediary pursuant to the Master Exchange Agreement and each designation by AESOP Leasing of an Identified Replacement Vehicle shall be subject to the satisfaction of the following conditions: (a) in connection with the designation of any Identified Replacement Vehicle, all conditions precedent to any borrowing required hereunder in connection with the purchase of such Identified Replacement Vehicle are satisfied; (b) no Manufacturer Event of Default with respect to the Manufacturer Program pursuant to which such Vehicle is intended to be transferred or acquired pursuant to the Master Exchange Agreement shall have occurred and be continuing; (c) in connection with the designation of any Program Vehicle as an Identified Relinquished Vehicle, AESOP Leasing shall have contracted to sell such Identified Relinquished Vehicle pursuant to an Eligible Manufacturer Program (under which the Manufacturer shall have consented to the purchase and sale of Vehicles by the Intermediary, which consent shall not have been revoked) and shall have directed the Intermediary to sell such Identified Relinquished Vehicle pursuant to such Eligible Manufacturer Program on the date such Identified Relinquished Vehicle is transferred to the Intermediary pursuant to the Master Exchange Agreement; and (d) on the date of any such designation or transfer, the following statements shall be true (and AESOP Leasing, by making such designation or transfer, shall be deemed to have represented and warranted that): the representations and warranties contained in Section 8 are true and correct on and as of such date and shall be deemed to have been made on such date with the same effect as though made on and as of such date and shall be deemed to have been made on such date, (ii) no Potential Loan Event of Default or Loan Event of Default, no Potential Amortization Event or Amortization Event and no Liquidation Event has occurred and is continuing or would result from the making of such designation or transfer and (iii) no Exchange Agreement Termination Event or event or occurrence, which, with the passage of time or the giving of notice thereof, or both, would become an Exchange Agreement Termination Event has occurred and is continuing or would result from the making of such designation or transfer.

            SECTION 12. LOAN EVENTS OF DEFAULT AND THEIR EFFECT.

            SECTION 12.1. AESOP I Operating Lease Loan Events of Default. Each of the following shall constitute an AESOP I Operating Lease Loan Event of Default under this Agreement:

            SECTION 12.1.1. Non-Payment of Loans. Default in the payment when due of the principal amount of any Loan made hereunder or the Monthly Loan Principal Amount hereunder, and the continuance thereof for one (1) Business Day after the occurrence thereof, or the default in the payment of any Loan Interest on any Loan made hereunder, and the continuance thereof for five (5) Business Days after the occurrence thereof; provided, however, that in the case of any failure to pay an amount owing pursuant to Section 5.1(B)(iii) or 5.1(B)(iv)(y), an AESOP I Operating Lease

Loan Event of Default shall occur only to the extent that at the end of the applicable continuance period referred to above, an Enhancement Deficiency exists with respect to any Series of Notes or an AESOP I Operating Lease Vehicle Deficiency exists.

            SECTION 12.1.2. Non-Payment of Other Amounts. Default, and continuance thereof for five (5) Business Days after notice thereof by the Lender to AESOP Leasing, in the payment when due of any amount payable hereunder (other than any amount described in Section 12.1.1).

            SECTION 12.1.3. Bankruptcy, Insolvency, etc. The occurrence of an Event of Bankruptcy with respect to ARC, ARAC, any other Lessee under the AESOP I Operating Lease, AESOP Leasing, Original AESOP, PVHC or Quartx.

            SECTION 12.1.4. Non-Compliance With Provisions. Failure by AESOP Leasing to comply with or to perform any provision of this Agreement (and not constituting an AESOP I Operating Lease Loan Event of Default under any of the other provisions of this Section 12.1) and, other than the failure to comply with the provisions of Sections 10.1, 10.2 and 10.15 hereof, the continuance of such failure for 30 days after the earlier of the date of the receipt of written notice thereof from the Lender or the Trustee to AESOP Leasing and the date AESOP Leasing learns of such failure.

            SECTION 12.1.5. Warranties and Representations. Any warranty or representation made by or on behalf of AESOP Leasing in connection herewith is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of AESOP Leasing to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

            SECTION 12.1.6. Lease Events of Default. The occurrence of a Lease Event of Default.

            SECTION 12.1.7. Loan Events of Default Under Other Loan Agreements. The occurrence of an AESOP I Finance Lease Loan Event of Default or an AESOP II Loan Event of Default.

            SECTION 12.1.8. Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance shall be rendered against AESOP Leasing and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days.

            SECTION 12.2. Effect of AESOP I Operating Lease Loan Event of Default or Liquidation Event of Default. If any AESOP I Operating Lease Loan Event of Default described in Section 12.1.1 or 12.1.3 or any Liquidation Event of Default shall occur, the Loan Commitment (if not theretofore terminated) shall immediately terminate and in the case of any other AESOP I Operating Lease Loan Event of Default, the Lender may declare its Loan Commitment (if not theretofore terminated) to be terminated and whereupon it shall immediately terminate and may declare the Loan Note and all other Liabilities to be due and payable, whereupon the Loan Note shall become immediately due and payable.

            SECTION 12.3. Rights of Trustee Upon Liquidation Event of Default and Non-Performance of Certain Covenants. (a) If a Liquidation Event of Default shall have occurred and be continuing the Lender and the Trustee, to the extent provided in the Indenture, shall have all the rights against AESOP Leasing, PVHC and Quartx and the Loan Collateral provided in the Indenture upon a Liquidation Event of Default, including the right to take (under the specified circumstances) possession of all Vehicles immediately.

            (b) If (i) AESOP Leasing shall default in the due performance and observance of any of its obligations under Section 9.3, 9.4, 9.5(iii), 9.8, 10.1 or 10.11 hereof, or (ii) any Lessee shall default in the due performance and observance of its obligations under Section 31.10 of the AESOP I Operating Lease, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to AESOP Leasing by the Lender, the Lender shall have the ability to exercise all rights, remedies, powers, privileges and claims of AESOP Leasing, PVHC or Quartx against the Manufacturers under or in connection with the Manufacturer Programs with respect to (A) Program Vehicles leased under the AESOP I Operating Lease that AESOP Leasing has determined to turn back to the Manufacturers under such Manufacturer Programs (excluding Relinquished Vehicles), and (B) whether or not AESOP Leasing shall then have determined to turn back such Program Vehicles, any Program Vehicles leased under the AESOP I Operating Lease for which the applicable Repurchase Period will end within one week or less.

            (c) Upon a default in the performance (after giving effect to any grace periods provided herein) by AESOP Leasing, PVHC or Quartx of its obligations under Section 7.5 or 8.6 hereof with respect to certain Vehicles, the Lender or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of AESOP Leasing, PVHC, Quartx or the Lender, as applicable.

            (d) Upon the occurrence of a Liquidation Event of Default, AESOP Leasing will return all Program Vehicles leased under the AESOP I Operating Lease to the related Manufacturer and shall sell all Non-Program Vehicles leased under the AESOP I Operating Lease in accordance with the instructions of the Lender. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, AESOP Leasing will return Program Vehicles leased under the AESOP I

Operating Lease to the related Manufacturer, and shall sell Non-Program Vehicles leased under the AESOP I Operating Lease in accordance with the instructions of the Lender, to generate proceeds in an amount which, together with the proceeds of Vehicles returned pursuant to the AESOP I Finance Lease Loan Agreement and the AESOP II Loan Agreement, will be sufficient to pay all interest on and principal of such Series of Notes. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lender shall have the right to otherwise dispose of such Vehicles and to direct AESOP Leasing to dispose of such Vehicles in accordance with its instructions. In addition, the Lender shall have all of the rights, remedies, powers, privileges and claims vis-a-vis AESOP Leasing, PVHC and Quartx necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and each of AESOP Leasing, PVHC and Quartx acknowledges that it has hereby granted the Lender all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lender in the exercise of such rights, remedies, powers, privileges and claims.

            SECTION 12.4. Application of Proceeds. The proceeds of any sale or other disposition on any date pursuant to Section 12.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lender in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles leased under the AESOP I Operating Lease, and reasonable attorneys' fees in connection with the enforcement of this Agreement; (ii) to the payment of accrued Loan Interest and outstanding Loan Principal Amount, and all other amounts due hereunder in the Related Month; and
(iii) any remaining amounts to AESOP Leasing, or such Person as may be lawfully entitled thereto.

            SECTION 12.5. Additional Agreements of AESOP Leasing. Upon the occurrence of any Loan Event of Default, any Lease Event of Default, any Amortization Event, any Liquidation Event of Default or any Exchange Agreement Termination Event, AESOP Leasing immediately shall rescind the identification of any Identified Replacement Vehicles (to the extent permitted pursuant to Section
3.6 of the Master Exchange Agreement, and pursuant to the Receivables Funding Documents), immediately shall revoke the identification of any Identified Replacement Vehicles to the extent permitted pursuant to Section 4.2 of the Master Exchange Agreement, and shall take any and all action available to it at law or in equity to effect the release of any funds or other property then held by the Intermediary pursuant to the Master Exchange Agreement, except to the extent that such funds or property constitute Receivables Lender Collateral.

            SECTION 13. GENERAL.

            SECTION 13.1. Waiver; Amendments. No delay on the part of the Lender or the holder of the Loan Note or other Liabilities in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Loan Note shall in any event be effective unless (i) the same shall be writing and signed and delivered by the Lender, AESOP Leasing, PVHC and Quartx and consented to in writing by the Trustee, (ii) the Lender shall have received in writing confirmation from each of the Rating Agencies that its then current rating with respect to any outstanding Series of Notes or the Commercial Paper Notes will not be reduced or withdrawn as a result thereof and (iii) the Rating Agency Consent Condition shall have been satisfied; provided that any amendment or modification of the Loan Note need only be signed by AESOP Leasing.

            SECTION 13.2. Confirmations. AESOP Leasing and the Lender (or the holder of the Loan Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid Loan Principal Amount.

            SECTION 13.3. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

            SECTION 13.4. Taxes. AESOP Leasing agrees to pay, and to save the Trustee and the Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of the Lender) which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 13.4 shall survive any termination of this Agreement.

            SECTION 13.5. Indemnification. In consideration of the Lender's execution and delivery of this Agreement and the Lender's extension of the Loan Commitment, AESOP Leasing hereby agrees to:

            (a) indemnify, exonerate and hold the Lender and its officers, directors, stockholders, employees, and agents (herein collectively called "Lender Parties" and individually called a "Lender Party") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities, damages, and expenses in connection therewith (irrespective of whether such Lender

Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this paragraph the "Indemnified Liabilities"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan made hereunder or involving any Loan made hereunder, or (ii) the execution, delivery, performance or enforcement of this Agreement and any instrument, document or agreement executed pursuant hereto by any of the Lender Parties, or (iii) the ownership, operation, maintenance, leasing, or titling of the Vehicles, except in each case, for any such Indemnified Liabilities arising on account of the relevant Lender Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, AESOP Leasing agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; and

            (b) indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of AESOP Leasing pursuant to this Agreement and (ii) the Trustee's appointment under the Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, AESOP Leasing shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct.

AESOP Leasing agrees that the indemnification provided for in this Section 13.5 shall run directly to and be enforceable by an indemnified party subject to the limitations hereof. The indemnification provided for in this Section 13.5 shall survive the termination of this Agreement, the Indenture and the resignation or removal of the Trustee.

            SECTION 13.6. Bankruptcy Petition. (a) Each of AESOP Leasing, PVHC and Quartx hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Commercial Paper Notes Outstanding and (ii) all Notes Outstanding, it will not institute against, or join any other Person in instituting against, AFC-II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that AESOP Leasing, PVHC or Quartx takes action in violation of this Section 13.6, AFC-II agrees, for the benefit of the Noteholders and the Commercial Paper Note holders, respectively, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by AESOP Leasing, PVHC or Quartx against AFC-II or commencement of such action and raise the defense that each of

AESOP Leasing, PVHC and Quartx has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

            (b) AFC-II hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Commercial Paper Notes Outstanding, (ii) all Notes Outstanding and (iii) all Loans outstanding under the AESOP I Loan Agreements, it will not institute against, or join any other Person in instituting against, AESOP Leasing, Original AESOP, AESOP Leasing II, AFC, PVHC or Quartx any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that AFC-II takes action with respect to AESOP Leasing, PVHC or Quartx in violation of this
Section 13.6, each of AESOP Leasing, PVHC and Quartx agrees, for the benefit of the Noteholders and the Commercial Paper Note Holders, respectively, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by AFC-II against AESOP Leasing, PVHC or Quartx or commencement of such action and raise the defense that AFC-II has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

            SECTION 13.7. Submission to Jurisdiction. The Lender may enforce any claim arising out of this Agreement or the Loan Note in any state or federal court having subject matter jurisdiction and located in New York, New York. For the purpose of any action or proceeding instituted with respect to any such claim, AESOP Leasing hereby irrevocably submits to the jurisdiction of such courts. Each of AESOP Leasing, PVHC and Quartx irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to AESOP Leasing, PVHC or Quartx, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lender to serve process in any other manner permitted by law or preclude the Lender from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each of AESOP Leasing, PVHC and Quartx hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in New York, New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

            SECTION 13.8. Governing Law. THIS AGREEMENT AND THE LOAN NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD

TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of AESOP Leasing, PVHC and Quartx and rights of the Lender and the holder of the Loan Note or Liability expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

            SECTION 13.9. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

            SECTION 13.10. Successors and Assigns. This Agreement shall be binding upon AESOP Leasing, PVHC, Quartx, the Lender and their respective successors and assigns, and shall inure to the benefit of AESOP Leasing, PVHC, Quartx, the Lender, the Trustee as a third party beneficiary and their respective successors and assigns; provided, however, that none of AESOP Leasing, PVHC or Quartx shall have the right to assign its rights or delegate its duties under this Agreement without (i) the Lender's and the Trustee's prior written consent and (ii) receipt of written confirmation from each of the Rating Agencies that its then current rating will not be reduced or withdrawn with respect to the Commercial Paper Notes or any outstanding Series of Notes as a result thereof. Each of AESOP Leasing, PVHC and Quartx acknowledges that this Agreement and the Loan Note will be assigned by the Lender to the Trustee pursuant to the Indenture, and hereby agrees that, subject to the terms of the Indenture, the Trustee may exercise all of the Lender's rights hereunder. This Agreement and the other Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

            SECTION 13.11. Tax Treatment of Loans. It is the intention of the parties hereto that for U.S. federal income tax purposes each Loan made hereunder will constitute indebtedness of AESOP Leasing to the Lender and that AESOP Leasing shall be the owner of the Vehicles that are subject to the AESOP I Operating Lease. The parties agree to take no position in any tax return, filing or proceeding inconsistent with this provision.

            SECTION 13.12. No Recourse. The obligations of AFC-II, AESOP Leasing, PVHC and Quartx under this Agreement are solely the corporate obligations of AFC-II, AESOP Leasing, PVHC and Quartx, respectively. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director, partner or incorporator of AFC-II, AESOP Leasing, PVHC or Quartx.

            SECTION 13.13. Effect of Amendment. Except to the extent amended hereby, the Original Loan Agreement is in all respects ratified and confirmed and in full force and effect. From and after the date hereof, all references in the Related Documents to the AESOP I Operating Lease Loan Agreement shall mean such agreement as amended and restated hereby, unless the context otherwise requires.

            Delivered at New York, New York as of the day and year first above written.

                              AESOP LEASING L.P.

                              By: AESOP LEASING CORP.,
                                     its general partner

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              Address:  c/o Lord Securities Corporation
                                          Two Wall Street
                                          New York, NY  10055

                              Facsimile: (212) 346-9012
                              Telephone: (212) 346-9000


                              PV HOLDING CORP.

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              Address:  c/o The Corporation Trust Company
                                        Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, DE  19801

                              Facsimile: (302) 658-2919
                              Telephone: (302) 777-0200

                              QUARTX FLEET MANAGEMENT, INC.

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              Address:  c/o The Corporation Trust Company
                                        Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, DE  19801

                              Facsimile: (302) 658-2919
                              Telephone: (302) 777-0200


                              AESOP FUNDING II L.L.C.

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                              Address:  c/o Lord Securities Corporation
                                          Two Wall Street
                                          New York, NY  10055

                              Facsimile: (212) 346-9012
                              Telephone: (212) 346-9000

                                                                       EXHIBIT A
                                                                     TO THE LOAN
                                                                       AGREEMENT

FORM OF LOAN NOTE
                            [Intentionally Omitted.]

                                                                     EXHIBIT B-1
                                                                     TO THE LOAN
                                                                       AGREEMENT

                              FORM OF LOAN REQUEST

AESOP Funding II L.L.C.
c/o Lord Securities Corporation
Two Wall Street, 19th Floor
New York, New York 10005

Attention:  Andrew L. Stidd

Ladies and Gentlemen:

      This Loan Request is delivered to you pursuant to Section 3.2 of that certain Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of September 15, 1998 (as further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), among AESOP Leasing L.P., a Delaware limited partnership ("AESOP Leasing"), PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of AESOP Leasing, and AESOP Funding II L.L.C., a Delaware limited liability company (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

      AESOP Leasing hereby requests that a Loan be made in the amount of $______________ on _______________ , 19 __.

      AESOP Leasing hereby acknowledges that the delivery of this Loan Request and the acceptance by AESOP Leasing of the proceeds of the Loan requested hereby constitute a representation and warranty by AESOP Leasing that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in Section 11.2 of the Loan Agreement have been satisfied and all statements set forth in Section 11.2 of the Loan Agreement are true and correct.

      Attached hereto as Annex I is a true and correct copy of the schedule required to be delivered in connection herewith pursuant to Section 3.2 of the Loan Agreement.

      AESOP Leasing agrees that if prior to the time of the Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Loan requested hereby the Lender shall receive written notice to the contrary from AESOP Leasing, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Loan as if then made.

      Please wire transfer the proceeds of the Loan to the account of AESOP Leasing at the financial institution set forth below:

Amount to be
Account No.             Person to be Paid       Name, Address, etc. Transferred        Name
-----------             -----------------       -------------------------------        ----
$____________           __________________      ________________________________

                                                ________________________________

                              Attention:  ______________________________________

      AESOP Leasing has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly
Authorized Officer this          day of         , 19 .

                               AESOP LEASING L.P.

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:

                                     ANNEX I

              Vehicle Acquisition Schedule and Related Information

1.    Principal amount of proposed Loan
2.    Borrowing Date of proposed Loan
3.    Vehicle Identification Number (VIN)
4. Summary of Vehicles being financed (including, for Program Vehicles subject to the GM Repurchase Program, the Designated Period for such Program Vehicles)
5.    Program or Non-Program Vehicles
6.    Capitalized Cost (New Vehicles)
7.    Net Book Value (Franchisee Vehicles)

EXHIBIT B-2
                                                                     TO THE LOAN
                                                                       AGREEMENT

                     FORM OF LOAN REQUEST RESPONSE

AESOP Leasing L.P.
c/o Lord Securities Corporation
Two Wall Street, 19th Floor
New York, New York 10005

Attention: Andrew L. Stidd

                                                        ___________________, 199

      Re: Loan Request Dated         , 199

Ladies and Gentlemen:

      This Loan Request Response is delivered to you pursuant to Section 4.1 of that certain Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of September 15, 1998 (as further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"), among AESOP Leasing L.P., a Delaware limited partnership ("AESOP Leasing"), PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of AESOP Leasing, and AESOP Funding II L.L.C., a Delaware limited liability company (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings assigned to such terms in the Loan Agreement.

      Reference is hereby made to the Loan Request delivered to us today by AESOP Leasing (the "Loan Request"). The applicable rate of Loan Interest on each Loan requested in the Loan Request is _%; provided, however, if the Lender's Carrying Cost Interest Rate for the Related Month is higher than the rate of Loan Interest specified herein, the Loan Interest payable on such Loans shall be determined using the higher rate.

                                        Very truly yours,

                                        AESOP FUNDING II L.L.C.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

EXHIBIT C
                                                                     TO THE LOAN
                                                                       AGREEMENT

                                 FORM OF PAYMENT
                                 DEFICIT NOTICE

Harris Trust and Savings Bank, as Trustee
311 West Monroe Street, 12th Floor
Chicago, Illinois  60606

Attn: Indenture Trust Administration

[Related Enhancement Provider]
[Address]
                                          [                 ], 19 _

Ladies and Gentlemen:

            This Payment Deficit Notice is delivered to you pursuant to Section
6.4 of the Amended and Restated AESOP I Operating Lease Loan Agreement, dated as of September 15, 1998 (as further amended or modified from time to time, the "Loan Agreement") among AESOP Funding II L.L.C., a Delaware limited liability company, as Lender, PV Holding Corp. and Quartx Fleet Management, Inc., as Permitted Nominees of the Borrower, and AESOP Leasing L.P. ("AESOP Leasing"), a Delaware limited partnership, as Borrower. Terms used herein have the meanings provided in the Loan Agreement.

            AESOP Leasing hereby notifies the Trustee and [Related Enhancement Provider] that [a Lease Payment Deficit did not exist on ________, 199_] [there was a Lease Payment Deficit on ________, 199_ as follows:

            Series______:           $______________
            Series______:           $______________

                                        AESOP LEASING L.P.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

SCHEDULE 8.11

                         Business Locations, Trade Names

                                        State of
                                        Principal
                                        Place of      States in which
               Business Location        Business      Conducts Business
               -----------------        --------      -----------------

AESOP Leasing  c/o Lord Securities      New York      New York
L.P.               Corporation
               Two Wall Street
               19TH Floor
               New York, NY 10005